REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Trustees
Northern Lights Fund Trust
Shareholders of
Jacobs & Company Mutual Fund


In planning and performing our audit of the financial statements of Jacobs & Company Mutual Fund,(the fund) a series of Northern Lights Fund Trust
(the Trust) for the year ended January 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Fundsinternal control over financial reporting, including control activities for
safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control
over financial reporting.   Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining
effective internal control over financial reporting.   In fulfilling this
responsibility, estimates and judgments by management are required to assess
the expected benefits and related costs of controls.   A company's internal
control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America
Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods, are not subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their
assigned functions, to prevent or detect misstatements on a timely basis.   A
significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented
or detected.   A material weakness is a significant deficiency, or
combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established
by the Public Company Accounting Oversight Board (United States).   However,
we noted no deficiencies in the Funds'internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of January 31, 2007.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Northern Lights Fund Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 23, 2007